ASSIGNMENT
                             OF
                     PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 19th day of August 2003, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 25th of July 2003, Assignor entered into a Purchase Agreement ("the Agreement") for that certain property know as a Garden Ridge store located at 16778 I-45 South, Conroe, TX 77384 (the "Property") with Cypress/GR Woodlands I, LP as Seller/Lessee; and

     WHEREAS, Assignor desires to assign an undivided thirty-two percent (32.0%) of its rights, title and interest in, to and under the Agreement to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement.

All other terms and conditions of the Commitment shall remain unchanged and continue in full force and effect.

AEI FUND MANAGEMENT, INC.
("Assignor")


By:/s/ Robert P Johnson
       Robert P. Johnson, its President

AEI INCOME & GROWTH FUND XXII
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XXI, INC.


By:/s/ Robert P Johnson
       Robert P. Johnson, its President




                       PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (the "Agreement"), is entered into effective as of the 25 of July, 2003 (the date this Agreement is executed by the latter of Buyer and Seller).

     l. Parties. Seller is Cypress/GR Woodlands I, LP, which owns an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is AEI Fund Management, Inc., or its assigns (being an affiliate of Buyer). Seller wishes to sell and Buyer wishes to buy the Property.

     2. Property. The Property to be sold to Buyer in this transaction consists of an undivided 100% interest the Property.
Seller owns no interest in any personalty in connection with the Property.

     3.   Purchase Price. The purchase price for this Property is
$8,195,960,   all   cash,   plus   $100   non-refundable   Option
consideration, payable directly to Seller upon both parties having signed this Agreement.

     4.    Terms.   The purchase price for the Property  will  be
paid by Buyer as follows:

          (a) When this agreement is executed, Buyer will deposit $50,000 with the Title Company (hereinafter defined) (which shall be deposited into escrow according to the terms hereof) by wire transfer or delivery of a cashier's check, immediately available federal funds (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

          (b) Buyer will deposit the balance of the purchase price, (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

     5.    Closing  Date.  Escrow shall close on or before  sixty
(60) days from the effective date hereof.

     6. Due Diligence. Buyer will have until the expiration of thirty (30) days from the effective date hereof to conduct such investigation into the Property as Buyer shall deem necessary and appropriate to satisfy itself regarding each item, the Property, and this transaction ("Site Inspection Period"). Seller, subject to the provisions of the Lease, shall permit Buyer and its authorized agents and representatives to enter upon the Property at all reasonable times during normal business hours to inspect and conduct reasonably necessary tests which are approved in writing by Seller, which approval shall not be unreasonably withheld. Buyer shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Property at least forty-eight (48) hours prior to such intended entry, and obtain Seller's prior written consent to any tests to be conducted thereon. Buyer shall bear the cost of all such inspections and tests. Buyer agrees to indemnify and hold Seller and Tenant (hereinafter defined) harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Subject to Section 16 hereof, unless Buyer shall terminate this Agreement in writing prior to the expiration of the Site Inspection Period, this site inspection contingency to Buyer's obligations hereunder shall be deemed satisfied.

     Within five (5) business days after the effective date, Seller shall deliver the following items to Buyer.

          (a) One copy of a title insurance commitment for an Owner's Title insurance policy (see Section 8 below).

          (b)  A copy of a Certificate of Occupancy or other such
document   certifying  completion  and  granting  permission   to
permanently occupy the improvements on the Property as are in Seller's possession.

          (c) A copy of an "as built" survey of the Property done concurrent with Seller's acquisition of the Property, if in Seller's possession.

          (d)   A copy of any Phase I Environmental Report on the
Property, if in Seller's possession.

          (e) A copy of the Lease (as further set forth in Section 11(a) below) of the Property and Guaranty, if any, accompanied by such tenant financial statements as may have been provided most recently to Seller by the Tenant and/or Guarantors. True and correct copies of the Lease and all amendments thereto as well as the Guaranty are in AEI's Possession.

          (f) Copies of all warranties relating to construction and maintenance of the Property as are in Seller's possession;

          (g) A copy of the Plans and Specifications for the Improvements on the Property and a certified architect's certification as to the substantial completion of the improvements on the Property having been completed in accordance with local code and the Plans and Specifications for the improvements.

     Buyer may cancel this Agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Site Inspection Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

     If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under the first paragraph of Section 6 of this
Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

     Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement, or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the First Payment and the Second Payment are made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

     7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this Agreement by both parties. The escrow holder will be Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204, Attn: Becky Etter as agent for First American Title Insurance Company (the "Title Company" or "Escrow Holder"). A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties. If there is any conflict between these other instructions and this Agreement, this Agreement will control.

     8. Title. Closing will be conditioned on the agreement of the Title Company to issue an Owner's Policy of Title Insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in Section 11 below; all of the Permitted Exceptions (hereinafter defined).

     Buyer shall be allowed five (5) business days after receipt of said commitment for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objection, provided Seller shall be under no obligation to do so, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If, within the time specified, Buyer does not deliver notice of its objections, all title matters shall be deemed approved. If, within the time specified, Seller does not have each such objectionable exception removed or corrected, Buyer must, prior to the expiration of the Site Inspection Period, as its sole and exclusive remedy, either (i) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, or (ii) elect to accept title to the Property as it then exists, without reduction to the Purchase Price. If Buyer fails to timely make either such election, Buyer shall be deemed to have elected option (ii). If Buyer terminates this Agreement prior to the expiration of the Site Inspection Period, Buyer's First Payment will be returned (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) and this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

     As used in this Agreement, the term "Permitted Exceptions" shall mean all matters either shown on the Survey or in the Title
Commitment, and all matters which Purchaser has accepted or has been deemed to accept.

     9. Closing Costs. Seller will pay one-half of escrow fees, all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, and all of the cost of the basic premium for the title insurance policy and any brokerage commissions payable to broker(s) representing Seller, including but not limited to Staubach Retail Services, Progressive NNN Properties, and Terrace Associates. Seller will pay the basic premium for a Standard TLTA Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay one-half of all recording fees, transfer taxes and clerk's fees imposed upon the recording of the deed, one-half of the escrow fees. Each party will pay its own attorney's fees and costs to document and close this transaction.


     10.  Real Estate Taxes, Special Assessments and Prorations.

          (a) Because the Property is subject to a triple net lease (as further set forth in Section 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year ofClosing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility ofBuyer, pro-rated, however, to the date of closing for the period prior to closing. Taxes and special assessments prior to closing shall be the responsibility of Seller, if Tenant shall not pay the same. Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property.

     (b) All incomeand all operating expenses from the Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earnedand shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to all income earned and shall be responsible for all operating expensesof the Property incurred on and after the date of closing.


11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the Lease Agreement in existence between Seller (as Lessor) and Garden Ridge, L.P.(as Tenant), dated July 13, 2000 (the "Lease"), Seller is not aware of any leases of the Property.

     (ii) It is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as permitted in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.

     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld.

12.  Disclosures.

     (a) Seller has not received anynotice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, ventilating, and electrical systems. To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (b) Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent the Tenant from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (d) Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing.

     (e) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN. SELLER AGREES TO INDEMNIFY BUYER FOR ANY CLAIM RISING OUT OF THE PERFORMANCE OF LANDLORD'S WORK UNDER THE LEASE PRIOR TO THE DATE OF CLOSING.

     (f) BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND SUCH FINANCIAL
     INFORMATION ON THE LESSEE AND GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST, IF IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED EXCEPT AS SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED BY SELLER WITH RESPECT TO THE PROPERTY, TO THE LESSEE, AND TO THE GUARANTORS OF LEASE WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER NEITHER (A) HAS MADE
     INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, OR (B) MAKES ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS HEREIN SET FORTH. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" BASIS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN IN PARAGRAPH 11(A) AND (B) ABOVE AND THIS PARAGRAPH 12, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, TENANTABILITY, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

     The provisions (d) - (f) above shall survive Closing.

13.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through,or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the Permitted Exceptions contained in Section 8 above. Seller will also deliver an Estoppel Certificate certified by Lessee as to the absence of known defaults by Landlord and Tenant under the Lease.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the Purchase Price when required under Section 4; any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

      If Seller shall default,Seller will forfeit all rights and claims and Buyer will be relieved of all obligations and will be entitled to the prompt return of all monies heretofore paid by the Buyer. In addition, Buyer shall retain all remedies available to Buyer at law or in equity. Provided, however, that in no event shall Seller be liable for any punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (iv) Buyer represents that Buyer has dealt with no other broker other than Staubach Retail Services, Progressive NNN
     Properties, and Terrace Associates and that any fees payable to them are payable by the Seller.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in
     Section 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)

17.  Cancellation

      If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within thirteen (13) days following the delivery of the notice to the escrow agent. Within threedays after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the thirteen (13) days following the delivery of the notice to the escrow agent, this Agreement shall be cancelled.

18.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (c) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:
                    Cypress/GR Woodlands I, L.P.
                    c/o Staubach Retail Services, Inc.
                    15601 Dallas Parkway, Suite 400
                    Addison, Texas 75201
                    Attn:     Christopher C. Maguire
                    Fax: (972) 361-5909
                    Email: cmaquire@staubach.com

     with  a  copy to:  Kane, Russell, Coleman & Logan, P.C.
                        3700 Thanksgiving Tower
                        1601 Elm Street
                        Dallas, Texas  75201
                        Attn:  Robert J. Riek
                        Fax: (214) 777-4299
                        Email: rriek@krcl.com




     If to Buyer:

          AEI Fund Management, Inc.
          Attn:  Robert P. Johnson, President
          1300 Minnesota World Trade Center
          Saint Paul, Minnesota  55101
          Fax: (651) 227-7705
          Email:    rjohnson@aeifunds.com

          (d) Time is of the essence in all things pertaining to the performance of this Agreement.

          (e) This Agreement may be executed in multiple counterparts, each of which is to be deemed an original for all purposes. This Agreement may be executed by facsimile signature.

          (f) In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday in the state defined in Section 11.6 hereof, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Texas.


      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.


BUYER:    AEI FUND MANAGEMENT, INC.

          By:/s/ Robert P Johnson
                 Robert P. Johnson, President



     SELLER:   CYPRESS/GR WOODLANDS 1, L.P.

          By:  Cypress/GR Woodlands, Inc., general partner

          By:/s/ Christopher C Maguire
                 Christopher C. Maguire, President






                           EXHIBIT "A"
                    LEGAL DESCRIPTION OF LAND

A tract or parcel of land containing 9.9991 acres (435,562 square feet) out of the George Taylor Survey, Abstract 555 and the James McCambridge Survey, Abstract 390, Montgomery County, Texas, out of lands owned by The Woodlands Land Development Company, LP, a Texas limited partnership, by virtue of Memorandum of Merger and Ownership dated July 31, 1997 recorded in File No. 9747722 of the Montgomery County Real Property Records, also being a portion of Restricted Reserve "A" of the Woodlands College Park Section One as shown on a plat recorded in Cabinet "M" Sheet 55 of the Montgomery County Map Records, said 9.9991 acre tract being more particularly described by metes and bounds as follows with all control referred to the 1927 Texas State Plane Coordinate System, Lambert Projection, South Central Zone:

BEGINNING at a 5/8" iron rod with aluminum cap found for the southwest corner of the herein described tract having a Texas State Plane Coordinate Value of X=3,117,868.40, Y=881,502.36 and being SOUTH 86 degrees 18 minutes 01 seconds EAST, 1,770.91 feet from the southwest corner of said James McCambridge Survey, A-390, common to the northwest corner of the George Taylor Survey, located in the east line of the Daniel F. Whillden Survey, A-640;

THENCE NORTH 03 degrees 04 minutes 30 seconds WEST, 491.00 feet to a 5/8" iron rod with aluminum cap set at a point of curvature and a northwest corner of the herein described tract;

THENCE NORTHEASTERLY along a curve to the right through a central angle of 90 degrees 00 minutes 00 seconds to a 5/8" iron rod with aluminum cap set for a point of tangency and a northwest corner of the herein described tract, said curve having a radius of
30.00 feet, an arc length of 47.12 feet, and a long chord bearing NORTH 41 degrees 55 minutes 30 seconds EAST, 42.42 feet;

THENCE NORTH 86 degrees 55 minutes 30 seconds EAST, 791.33 feet to a 5/8" iron rod with aluminum cap set at the northeast corner of the herein described tract;

THENCE SOUTH 06 degrees 23 minutes 00 seconds EAST, 521.87 feet to a 5/8" iron rod with aluminum cap found at the southeast corner of the herein described tract;

THENCE  SOUTH 86 degrees 55 minutes 30 seconds WEST, 851.44  feet to  the  POINT  OF  BEGINNING, containing 9.9991  acres  (435,562 square feet) of land.